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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   December 26, 2000
                                                 -------------------------------


                              SOLECTRON CORPORATION
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               (Exact name of registrant as specified in charter)



          DELAWARE                      1-11098                  94-2447045
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


777 GIBRALTAR DRIVE, MILPITAS, CALIFORNIA                          95035
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(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code        (408) 957-8500
                                                   -----------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  Acquisition or Disposition of Assets

On December 15, 2000, the Registrant issued a press release regarding the declaration that all the conditions of its cash offers to purchase the outstanding shares and bonds of NatSteel Electronics had been fulfilled or waived. Shares tendered by December 15, 2000 were purchased on December 26, 2000. Shares tendered between December 15, 2000 and December 25, 2000 will be purchased on January 4, 2001. In addition, on December 21, 2000, the Registrant issued a press release regarding its having received regulatory approval from the European Union to acquire Natsteel Electronics, and its having received share acceptance totaling 72.1 percent of the issued and fully paid-up capital of Natsteel Electronics. The December 15, 2000 and December 21, 2000 press releases in their entireties follow:

For Immediate Release

Media Contact:                         Analysts Contacts:
Kevin Whalen                           Karen Wong                         Thomas Alsborg
Solectron Corporation                  Merrill Lynch                      Solectron Corporation
+1 (408) 956 6854 (U.S.)               +(65) 330 7888 (Asia)              +1 (408) 956 6614 (U.S.)
kevinwhalen@ca.slr.com                 karen_wong@sg.ml.com               thomasalsborg@ca.slr.com

Solectron Declares Unconditional Its Cash Offers to Acquire All Shares and Bonds of NatSteel Electronics

- Company Will Become Controlling Shareholder of NatSteel Electronics -

For Immediate Release: Dec. 15, 2000

SINGAPORE -- Solectron Corporation (NYSE: SLR), the world's leading provider of electronics manufacturing and supply-chain services, said today that all the conditions of its cash offers to purchase the outstanding shares and bonds of NatSteel Electronics Ltd. (SGX-ST: NELC SP) have been fulfilled or waived. As a result, Solectron will become the controlling shareholder of NatSteel Electronics, the world's sixth-largest electronics manufacturing service provider.

As of today, Solectron has received acceptances totaling 50.3 percent of NatSteel Electronics' fully diluted share capital, which is equivalent to 60.7 percent of NatSteel Electronics' issued and fully paid-up share capital.

Solectron said it is extending the closing date for the share and bond offers until 3:30 p.m. Singapore time Jan. 5, 2001, to allow shareholders and bondholders to tender. Shareholders and bondholders who wish to accept the relevant offers should complete the acceptance procedures set out in Solectron's offer document dated Nov. 28, 2000. NatSteel Electronics dispatched its circular to shareholders and bondholders containing the recommendations of its directors to accept the offers on Dec. 11, 2000. Copies of the offer document and the circular are available at the website of the Singapore Stock Exchange at www.ses.com.sg.

NatSteel Ltd., which was the single largest shareholder in NatSteel Electronics, tendered its 27 percent fully diluted stake after receiving shareholder approval Dec. 2, 2000, at an extraordinary general meeting. Temasek Capital and three NatSteel Electronics key executives - Chester Lin Chien, chief executive officer; Cliff Chu Hiu Tung, chief operating officer; and Chay Yee Meng, chief financial officer - also tendered their shares pursuant to irrevocable undertakings given to Solectron. Temasek Capital, which holds all outstanding zero-coupon bonds issued by NatSteel Electronics, will convert those bonds into shares and tender them into the share offer in the coming days.

Solectron's share offer is fixed at US$4.53 cash per share, which represents a premium of 73 percent to the share price on the last trading day before announcement of the offer and a premium of 2 percent to today's closing share price based on an exchange rate of S$1.737:US$1.00. Shareholders can choose to receive their consideration in U.S. dollars or Singapore dollars. Shareholders who properly tendered on or prior to today will be paid six business days after today. Those who tender later will be paid depending on the 10-calendar day period during which they tender as described more fully in the offer document sent to shareholders Nov. 28, 2000.

Solectron's bond offer is fixed at US$1,081.25 in cash for each US$1,000 denomination bond, which represents a premium of 9 percent to the average closing BID and ASK bond price as indicated on Bloomberg, MLCB, on the last trading day before announcement of the offer and a premium of 1 percent to today's average closing BID and ASK bond price. Bondholders who tendered their bonds on or prior to today will receive remittances promptly, and in any event within 21 days after today. Those who tender after today will receive remittances within 21 days after their valid acceptances are received.

About NatSteel Electronics

NatSteel Electronics provides global contract manufacturing services for original equipment manufacturers (OEMs) in the electronics industry. The company manufactures printed circuit board (PCB) assemblies, and provides box-building capabilities and pre- and post-manufacturing services such as design, prototyping, testing and logistics. The company has about 12,000 employees and more than 2.3 million square feet of manufacturing capacity in 11 sites worldwide. In the fiscal year ended December 31, 1999, the company had sales of S$3.2 billion.

About Solectron

Solectron (www.solectron.com), the world's leading supply-chain facilitator, provides a full range of manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. The company, based in Milpitas, Calif., and founded in 1977, employs more than 66,000 people in 58 locations worldwide. In the fiscal year ended August 31, 2000, the company generated sales of US$14.1 billion. Solectron was the first two-time winner of the Malcolm Baldrige National Quality Award for manufacturing.


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
Media Contact:                  Analysts Contacts:
Birgit Fink-Jensen              Karen Wong                Thomas Alsborg
Solectron Corporation           Merrill Lynch             Solectron Corporation
+1 (408) 956 6995 (U.S.)        +(65) 330 7888 (Asia)     +1 (408) 956 6614 (U.S.)
birgitfinkjensen@ca.slr.com     karen_wong@sg.ml.com      thomasalsborg@ca.slr.com

Solectron Receives Regulatory Approval
From European Union To Acquire NatSteel Electronics

- 72 Percent of Outstanding Shares Tendered to Date -

For Immediate Release: Dec. 21, 2000

SINGAPORE -- Solectron Corporation (NYSE: SLR), the world's leading provider of electronics manufacturing and supply-chain services, said today that it has received regulatory approval from the European Union to acquire NatSteel Electronics. This is another significant milestone in the proposed acquisition of NatSteel Electronics, the world's sixth-largest electronics manufacturing service provider. Solectron previously declared its share and bond offers for NatSteel Electronics unconditional on Dec. 15 after expiration of the US Hart-Scott-Rodino waiting period on Dec. 2.

As of today, Solectron has received share acceptances totaling 72.1 percent of the issued and fully paid-up capital of NatSteel Electronics or 59.8 percent of the fully diluted share capital of NatSteel Electronics. In addition, Solectron has received bond acceptances totaling 63.2 percent of the outstanding principal amount of bonds.

As previously announced, the share and bond offers are currently scheduled to close at 3:30 p.m. Singapore time Jan. 5, 2001, to allow shareholders and bondholders additional time to tender. Shareholders and bondholders who wish to accept the relevant offers should complete the acceptance procedures set out in Solectron's offer document dated Nov. 28, 2000. NatSteel Electronics dispatched its circular to shareholders and bondholders containing the recommendations of its directors to accept the offers on Dec. 11, 2000. Copies of the offer document and the circular are available at the web site of the Singapore Stock Exchange at www.ses.com.sg.

About NatSteel Electronics

NatSteel Electronics provides global contract manufacturing services for original equipment manufacturers (OEMs) in the electronics industry. The company manufactures printed circuit board (PCB) assemblies, and provides box-building capabilities and pre- and post-manufacturing services such as design, prototyping, testing and logistics. The company has about 12,000 employees and more than 2.3 million square feet of manufacturing capacity in 11 sites worldwide. In the fiscal year ended Dec. 31, 1999, the company had sales of S$3.2 billion.

About Solectron

Solectron (www.solectron.com), the world's leading supply-chain facilitator, provides a full range of manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. The company, based in Milpitas, Calif., and founded in 1977, employs more than 71,000 people in 60 locations worldwide. Net sales for the first three months of the fiscal year 2001 ended Dec. 1, 2000, was US$5.7 billion. Solectron was the first two-time winner of the Malcolm Baldrige National Quality Award for manufacturing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SOLECTRON CORPORATION
                                    (Registrant)


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Date: January 3, 2001

                                    /s/ Susan S. Wang
                                    --------------------------------------------
                                    Susan S. Wang
                                    Senior Vice President,
                                    Chief Financial Officer and Secretary
                                    (Principal Financial and Accounting Officer)


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